Exhibit 10.1


                              [KEYBANK LETTERHEAD]


                                                                         KeyBank
                                                           66 South Pearl Street
                                                    Albany, New York  12207-1501

August 4, 1997


Mr. Irvine Spurlock, Chairman
Spurlock Adhesives, Incorporated
P.O. Box 8
Waverly, Virginia  23890


Dear Mr. Spurlock:

The purpose of this letter is to set forth our agreement with regard to a $254,250.00 short term loan made by KeyBank N.A. to Spurlock Adhesives, Inc.

It is agreed that:

The purpose of this loan is to provide Spurlock with funds to purchase that certain piece of property located in the Moreau, NY on which it intends to construct, own and operate formaldehyde and resin manufacturing plants, and

The short term loan will be repaid at the earlier of 30 days from the effective date of the Note or the Closing of the Industrial Revenue Bonds or other long term financing associated with the Moreau, NY project.


If this is your understanding of our agreement, please sign below and return this letter, along with the other required paperwork, to my attention.


Very truly yours,


/s/ Richard VanAuken


Richard VanAuken
Senior Banker
Corporate Banking


Agreed and Accepted:
SPURLOCK ADHESIVES, INC.                       SPURLOCK INDUSTRIES, INC.
                                               (as Guarantor)


By:  /s/ Phillip S. Sumpter               By:  /s/ H. Norman Spurlock, Jr.
     ---------------------------------         ---------------------------------
     Title: Exec. VP  Date:_______             Title: Exec. VP,  Date:_______
                                                      Secretary